Exhibit 10.8

CONFIDENTIAL

MATERIAL TRANSFER, AND LIMITED RESEARCH LICENSE AND

EXCLUSIVITY PERIOD, AGREEMENT

(DRAFT 1.0)

THIS MATERIAL TRANSFER, AND LIMITED RESEARCH LICENSE AND EXCLUSIVITY PERIOD, AGREEMENT (the “Agreement”) dated as of July 6, 2005 (the “Effective Date”), is entered into between AEGIS THERAPEUTICS, INC., a California corporation (“PROVIDER”), having a place of business at 10919 Technology Place, Suite C, San Diego, CA 92127, and Phage Biotechnology Corporation, Inc., a Delaware corporation (the “RECIPIENT”), having a place of business at 101 Theory, Suite 200, Irvine, CA 92617. The parties agree as follows:

Definitions:

Designated Recipient’s Scientist: (please designate): John Guastella, Ph.D.

Original Material: Intravail™ delivery enhancement agents - alkylsaccharide surfactants and formulations thereof as described in US Patent No. 5,661,130.

MATERIAL: Original Material plus Modifications and Unmodified Derivatives whether produced by PROVIDER or RECIPEINT.

Unmodified Derivatives: substances or formulations created by RECIPIENT which constitute an unmodified form or functional sub-unit the Original Material, for example but not by way of limitation, formulations at concentrations not specifically disclosed in US Patent No. 5,661,130 or mixtures of different alkylglycosides.

Modifications: substances or formulations created by RECIPIENT which contain/incorporate alkylglycosides having chemical compositions or concentrations that may differ from those disclosed in US Patent No. 5,661,130 or which may be used individually or in combination, or in combination with other materials not specified in US Patent No. 5,661,130.

Terms and Conditions of this Agreement

1.	The MATERIAL is the property of PROVIDER and is to be used by RECIPIENT, at RECIPIENT’s company (or institution) only, and only under the direction of the Recipient’s Scientist. The RECIPIENT shall use the MATERIAL, and any information and other materials directly or indirectly derived therefrom, solely to conduct the noncommercial research described in the workplan attached hereto as Exhibit A, and they shall not be used for any other purpose whatsoever. The MATERIAL will not be used in human subjects or in clinical trials involving human subjects without the written permission of PROVIDER. The Recipient shall not (and shall not attempt or purport to) file or prosecute in any country any patent application which claims or uses or purports to claim or use the MATERIAL, or any information or other materials directly or indirectly derived therefrom, without the prior express written consent of PROVIDER.

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2.	The Recipient’s Scientist agrees not to transfer the MATERIAL to anyone who does not work under his or her direct supervision at RECIPIENT’s company without the prior written consent of PROVIDER. Recipient’s Scientist shall refer any request for the MATERIAL to PROVIDER.

3.	Only upon express written permission from PROVIDER, may RECIPIENT distribute the MATERIAL for commercial or research use. It is recognized by RECIPIENT that such commercial or research use may require a license from PROVIDER and PROVIDER has no obligation to grant such a license.

4.	Except as may be expressly provided in this Agreement, no rights are provided to RECIPIENT under any patents, patent applications, trade secrets or other proprietary rights of PROVIDER. In particular, no rights are provided to use the MATERIAL and any related patents or intellectual property of any kind of PROVIDER for profitmaking, commercial or research purposes, including but not limited to sale of the MATERIAL, use in manufacturing, provision of a service to a third party in exchange for consideration, or use in research or consulting by a commercial or not for-profit entity under which that entity obtains rights of any sort to research results.

a.	If RECIPIENT desires to use the MATERIAL or Modifications for such commercial purposes, RECIPIENT agrees, in advance of such use, to negotiate in good faith with PROVIDER to establish the terms of an appropriate license. It is understood by RECIPIENT that PROVIDER shall have no obligation to grant such a license to RECIPIENT, and may grant exclusive or non-exclusive licenses to others.

b.	If the research involving the MATERIAL results in an invention or a Modification, regardless of whether may be commercially useful, Recipient’s Scientist agrees to promptly disclose the invention or Modification to RECIPIENT and PROVIDER. Inventorship for such invention shall be deemed to be that of PROVIDER. RECIPIENT, in cooperation with Recipient’s Scientist, shall promptly supply PROVIDER with a copy of the disclosure (and/or a sample of the Modification) for PROVIDER’s evaluation purposes. PROVIDER shall have the sole right to determine what, if any, patent applications should be filed. PROVIDER also retains full ownership of the MATERIALS as defined above and sole licensing rights.

5.	The provision of the MATERIAL to RECIPIENT shall not alter any preexisting right to the MATERIAL.

6.	Any MATERIAL delivered pursuant to this Agreement is understood to be experimental in nature and may have hazardous properties. PROVIDER MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESSED OR IMPLIED. THERE ARE NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR THAT THE USE OF THE MATERIAL WILL NOT INFRINGE ANY PATENT, COPYRIGHT, TRADEMARK, OR OTHER PROPRIETARY RIGHTS.

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7.	RECIPIENT assumes all liability for damages that may arise from its use, storage or disposal of the MATERIAL. PROVIDER will not be liable to RECIPIENT for any less, claim or demand made by RECIPIENT, or made against RECIPIENT by any other party, due to or arising from the use of the MATERIAL by RECIPIENT, except to the extent caused by the gross negligence or willful misconduct of PROVIDER.

8.	This Agreement shall prohibit publication of the existence of this Agreement and of any research resulting from the use of the MATERIAL. If PROVIDER gives its express written consent to such publication and the text of such publication, RECIPIENT agrees to provide appropriate acknowledgment of the source of the MATERIAL in all publications and a reasonable number of copies of any such publications.

9.	RECIPIENT agrees to provide PROVIDER with a copy of all test results within 14 days of completion of the study. PROVIDER may use such results for any lawful business purpose except that PROVIDER may not disclose identity of RECIPIENT without its express written consent.

10.	RECIPIENT agrees to use the MATERIAL in compliance with all applicable statutes and regulations including, for example, those relating to research involving the use of animals.

11.	This Agreement will terminate on the earliest of the following dates: (1) on completion of RECIPIENT’s current research with the MATERIAL, or (2) on thirty (30) days written notice by either party to the other, or (3) on the following date (insert date). Paragraphs 7, 8, 9 and 10 shall survive termination.

a.	Except as provided in 12 (c) below, on termination of this Agreement under 12 (1), (2) or (3), above, RECIPIENT will discontinue its use of the MATERIAL as defined in this transfer agreement and will, upon direction of PROVIDER, return or destroy any remaining MATERIAL.

b.	In the event PROVIDER terminates this Agreement under 12 (2) above other than for breach of this Agreement or with cause such as an imminent health risk or patent infringement, PROVIDER will defer the effective date of termination for a period of up to 15 days (or insert reasonable time for completion), upon request from RECIPIENT, to permit completion of research in progress.

12.	In return for the fee specified in Attachment A, PROVIDER grants RECIPIENT: (1) a research license to conduct all studies as described herein and to use the results for purposes of evaluating its interest in licensing PROVIDER’s technology relating to the use of MATERIAL for human therapeutic applications, and (2) a 60 day period of guaranteed exclusivity to negotiate a license, under usual and generally accepted industry terms, for the application of the PROVIDER’s technology relating to the use of MATERIAL, for application to intranasal formulations for administering E. coli derived human growth hormone, for human therapeutic purposes.

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13.	This Agreement shall not be construed to grant any license or other rights to the RECIPIENT in any patent rights or other intellectual property rights of PROVIDER except as specifically set forth in this AGREEMENT.

14.	The RECIPIENT may not assign or otherwise transfer this Agreement, whether by voluntarily, by operation of law or otherwise, without the prior express written consent of PROVIDER. Any purported assignment or transfer of this Agreement in violation of this section shall be void.

15.	This Agreement represents the entire agreement between the parties regarding the subject matter hereof and shall supersede all previous communications, representations, understandings and agreements, whether oral or written, by or between the parties with respect to the subject matter hereof.

16.	No change, modification, extension, termination or waiver of this Agreement, or any of the provisions herein contained, shall be valid unless made in writing and signed by duly authorized representatives of the parties.

17.	The RECIPIENT’s use and evaluation of the Materials shall be at its own risk. The RECIPIENT shall hold harmless and indemnify PROVIDER against any and all losses, liabilities, damages and expenses (including reasonable attorneys’ fees and costs) of every kind arising from the use and evaluation by the RECIPIENT of the Materials.

18.	A breach of any of the promises or agreements contained herein will result in irreparable and continuing damage to PROVIDER for which there will be no adequate remedy at law, and PROVIDER shall be entitled to injunctive relief and/or a decree for specific performance, and such other relief as may be proper (including monetary damages if appropriate).

19.	This Agreement shall be governed by and construed in accordance with the laws of the State of California, U.S.A., without regard to the conflicts of law principles thereof.

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20.	IN WITNESS WHEREOF, the parties have entered into this Agreement as of the Effective Date.

AGREED:

PROVIDER

Aegis Therapeutics, LLC 16870 West Bernardo Drive, Suite 390 San Diego, CA 92127

Authorized Official: Edward T. Maggio, Ph.D.

Title: Chief Executive Officer

Signature:	Date:

RECIPIENT

Phage Biotechnology Corporation, Inc. 101 Theory, Suite 200, Irvine, CA 92617

Authorized Official: Jack Jacobs, Ph. D.

Title: COO and CSO

Signature:	Date:

Recipient’s Scientist

Name: John Guastella, Ph.D.

Title: Sr. Director, Scientific Operations

Signature:	Date:

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Exhibit A – The Workplan

The MATERIAL will be used solely for the testing of one or more Intravail™ delivery enhancement agents in the following tests: See Attached MPI Study

Research License and Exclusivity Period Fee: None